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                                                                 EXHIBIT (10)(B)


                    [LETTERHEAD OF MCCARTER & ENGLISH, LLP]




                                                                 August 26, 2002
UBS Global Asset Management (US) Inc.
51 West  52nd Street
New York, New York 10019-6114


         Re:    UBS PaineWebber RMA New Jersey Municipal
                Money Fund, a series of the UBS PaineWebber
                Municipal Money Market Series (the "New Jersey Fund")


     We hereby consent to the filing of this consent as an exhibit to the registration statement on Form N-1A for the New Jersey Fund filed as of the date hereof (the "Registration Statement") and to the use of our name as counsel to the New Jersey Fund in the Registration Statement and the Prospectus for the New Jersey Fund.

                                                 Very truly yours,

                                                 /s/ McCarter & English, LLP

                                                 McCarter & English, LLP